Number 485594

Certificate of Incorporation

I hereby certify that

ROBINSON BAIN CAPITAL

is this day incorporated under
the Companies Acts 1963 to 2009.

Given under my hand at Dublin, this
Tuesday, the 15th day of June, 2010

for Registrar of Companies

Number 485594

Certificate of Incorporation
on change of name

I hereby certify that

ROBINSON BAIN CAPITAL

having, by a Special Resolution of the Company,
and with the approval of the Registrar of Companies,
changed its name, is now incorporated
under the name

STYRON MATERIALS IRELAND

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this
Thursday, the 22nd day of July, 2010

Pat Del

for Registrar of Companies